Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-286145

PROSPECTUS

AirJoule Technologies Corporation

3,494,054 Shares of Class A Common Stock by the Selling Stockholder
3,724,874 Shares of Class A Common Stock by the PIPE Investors

This prospectus relates in part to the offer and sale of up to 3,494,054 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “Selling Stockholder.”

The shares of Class A Common Stock to which this prospectus relates in part may be issued by us to B. Riley Principal Capital II pursuant to a common stock purchase agreement, dated as of March 25, 2025, we entered into with B. Riley Principal Capital II, which we refer to in this prospectus as the Purchase Agreement. Such shares of Class A Common Stock include up to 3,494,054 shares of Class A Common Stock that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the Selling Stockholder. However, we may receive up to $27.1 million aggregate gross proceeds under the Purchase Agreement from sales of Class A Common Stock we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Securityholders - Selling Stockholder” for additional information regarding B. Riley Principal Capital II.

B. Riley Principal Capital II may sell or otherwise dispose of the Class A Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” for more information about how B. Riley Principal Capital II may sell or otherwise dispose of the Class A Common Stock pursuant to this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, with respect to the offer and sale by B. Riley Principal Capital II of up to 3,494,054 shares of Class A Common Stock that may be issued by us to B. Riley Principal Capital II pursuant to the Purchase Agreement.

This prospectus also relates in part to the offer and sale of up to 3,724,874 shares of Class A Common Stock by the selling stockholders (including their respective donees, pledgees, transferees and other successors-in-interest) named in this prospectus (the “PIPE Investors”). On April 23, 2025, we entered into subscription agreements (the “PIPE Subscription Agreements”) with the PIPE Investors, pursuant to which, among other things, the PIPE Investors purchased 3,775,126 newly issued shares of Class A Common Stock from us at a purchase price of $3.98 per share on the terms and subject to the conditions set forth therein.

References herein to the “Selling Securityholders” are to B. Riley Principal Capital II and the PIPE Investors, collectively.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the PIPE Investors. See “Selling Securityholders - PIPE Investors” for additional information regarding the PIPE Investors.

The PIPE Investors may sell or otherwise dispose of the Class A Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the PIPE Investors” for more information about how the PIPE Investors may sell or otherwise dispose of the shares of Class A Common Stock acquired pursuant to the PIPE Subscription Agreements.

For the avoidance of doubt, B. Riley Principal Capital II is not involved in the offer and sale of the Class A Common Stock by the PIPE Investors, and is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to such offering.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Class A Common Stock to which this prospectus relates by the Selling Securityholders, including legal and accounting fees. We have also engaged Seaport Global Securities LLC to act as a “qualified independent underwriter” in the offering by the Selling Stockholder, whose fees and expenses will be borne by the Selling Stockholder. See “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” beginning on page 28.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AIRJ.” On June 8, 2026, the closing price of our Class A Common Stock was $4.62 per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced disclosure and public reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our business and investment in our securities involve significant risks. See the section titled “Risk Factors” beginning on page 4 of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2026

For Investors Outside the United States: The Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution (Conflict of Interest).” We will not receive any proceeds from the sale by the Selling Stockholder of the securities offered by them described in this prospectus. However, we may receive up to $27.1 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of our shares of Class A Common Stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. We will not receive any proceeds from the sale by the PIPE Investors of the securities offered by them described in this prospectus.

To the extent necessary, each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in the section titled “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business (including, but not limited to, our AirJoule technology and units). Our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable®,™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “AirJoule” refer to the consolidated operations of AirJoule Technologies Corporation, formerly known as Montana Technologies Corporation, and its subsidiaries. References to “XPDB” refer to Power & Digital Infrastructure Acquisition II Corp., a special purpose acquisition company and references to “Predecessor” refer to AirJoule Technologies LLC (formerly known as Montana Technologies LLC) prior to the consummation of the Business Combination. All references herein to the “Board” refer to the board of directors of the Company.

MARKET AND INDUSTRY DATA

This prospectus includes, and any amendment or supplement to this prospectus may include, estimates regarding market and industry data and forecasts, which are based on our own estimates utilizing our management’s knowledge of and experience in, as well as information obtained from our subscribers, trade and business organizations, and other contacts in the market sectors in which we compete, and from statistical information obtained from publicly available information, industry publications and surveys, reports from government agencies and reports by market research firms. We confirm that, where such information is reproduced herein, such information has been accurately reproduced and that, so far as we are aware and are able to ascertain from information published by publicly available sources and other publications, no facts have been omitted that would render the reproduced information inaccurate or misleading. Industry publications, reports and other published data generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that the information contained in these reports, and therefore the information contained in this prospectus or any amendment or supplement to this prospectus that is derived therefrom, is accurate or complete. Our estimates of our market position may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, although we believe our sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any information incorporated by reference contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” “would” or “continue” or the negative of these terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this prospectus and any information incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations, assumptions and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

●	the ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize the Company’s technology and equipment;

●	risks related to the Company’s arrangements with the Company’s strategic partnerships and other third parties;

●	the availability and cost of materials needed to develop, deploy and commercialize the Company’s technology and equipment;

●	the enforceability of the Company’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others;

●	the Company’s ability to defend itself against claims that it infringes, has misappropriated or otherwise violates the intellectual property rights of others;

●	the ability to maintain the listing of the Company’s securities on the Nasdaq;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	the price of the Company’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, and changes in laws and regulations, or changes in the implementation of regulations by regulatory bodies, affecting the Company’s business; and

●	the impact of changes in local, regional and national economic conditions, crime, weather (including weather influenced by climate change), demographic trends and employee availability.

You should read this prospectus and any information incorporated by reference with the understanding that our actual results, performance or achievements may be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, due to known and unknown risks, uncertainties and other important factors including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The forward-looking statements in this prospectus or the document incorporated by reference, as applicable, are based on information available to us as of the date of this prospectus or the document incorporated by reference, as applicable, and on current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, you should not place undue reliance on these forward-looking statements or rely upon them as representing our views as of any subsequent date. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

THE COMPANY

Overview

We are an advanced technology company whose purpose is to free the world from its water and energy constraints by delivering groundbreaking sorption technologies. Our platform technology, AirJoule, produces pure distilled water from air and, at commercial scale, will mitigate water scarcity through distributed water generation for businesses and consumers around the world. Our products are especially valuable for industrial users, which generate significant amounts of waste heat that can be used to power our sorption technologies to produce low cost pure distilled water and dehumidified air - two key inputs for a variety of industrial activities, including data centers and advanced manufacturing. In HVAC applications, our technology is designed to reduce energy consumption, minimize or even eliminate the use of environmentally-harmful refrigerants, and generate material cost efficiencies for air conditioning systems. We are commercializing and scaling manufacturing of our AirJoule systems through our global collaborations, including our 50/50 joint venture with GE Vernova Inc. (NYSE: GEV) (“GE Vernova”) and our commercial partnerships with Carrier Global Corporation (NYSE: CARR) and TenX Investment in Energy Enterprises & Management Co. We believe that deploying AirJoule systems worldwide will unleash the power of water from air and help to improve global water security. During 2025, we manufactured and deployed AirJoule Core systems (previously referred to as our A250 systems) for field testing and customer demonstrations in Texas, Arizona and Dubai, and we advanced the productization and manufacturing scale-up of our Core and larger Prime (previously referred to as our A1000 system) system in preparation for commercial sales beginning in late 2026.

Company Background

Our Predecessor, established in 2018, worked closely with researchers at the Pacific Northwest National Laboratory (“PNNL”) to develop enhancements to its self-regenerating pressure swing dehumidifier technology. In 2020, the Predecessor executed a strategic project partnership agreement with PNNL, and in 2021, obtained an exclusive worldwide license from PNNL with respect to the technology. Our Predecessor then spent several years developing the pressure swing technology, securing additional intellectual property protection, producing multiple prototypes, and assembling partnerships with leading global companies including GE Vernova and Carrier. In June 2023, we entered into an Agreement and Plan of Merger with the Predecessor, which was consummated through a Business Combination on March 14, 2024. In connection with closing the Business Combination, we changed our name from Power & Digital Infrastructure Acquisition II Corp. to Montana Technologies Corporation. In November 2024, to better align our name with our business operations and proprietary technology, we changed our name from Montana Technologies Corporation to AirJoule Technologies Corporation, and our wholly owned subsidiary changed its name from Montana Technologies LLC to AirJoule Technologies LLC.

Corporate Information

Our Class A Common Stock is listed on Nasdaq under the symbol “AIRJ.” Our principal executive offices are located at 34361 Innovation Drive, Ronan, MT 59864, and our telephone number is (800) 942-3083. Our website address is www.airjouletech.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the completion of XPDB’s initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations. We will remain a smaller reporting company until the last day of the fiscal year in which either (a)(i) the market value of the shares of our Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeded $100 million during such completed fiscal year or (b) the market value of the shares of our Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Issuer	AirJoule Technologies Corporation

Class A Common Stock offered by the Selling Stockholder	Up to 3,494,054 shares of Class A Common Stock that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II.

Class A Common Stock offered by the PIPE Investors	Up to 3,724,874 shares of Class A Common Stock to be offered by the PIPE Investors named herein.

Terms of the Offering	Each Selling Securityholder, as applicable, will determine when and how it will dispose of any shares of Class A Common Stock registered under this prospectus for resale.

Use of Proceeds	We will not receive any proceeds from any sale of Class A Common Stock by the Selling Stockholder. However, we may receive up to $27.1 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of shares of our Class A Common Stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of shares of our Class A Common Stock sold to the Selling Stockholder and the price at which the shares of Class A Common Stock are sold. We intend to use any proceeds from the committed equity facility (the “Facility”) for working capital and general corporate purposes. We will not receive any proceeds from the sale of any Class A Common Stock by the PIPE Investors. See “Use of Proceeds.”

Conflict of Interest

B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and a member of Financial Industry Regulatory Authority, Inc. (“FINRA”). BRS will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Class A Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in the offering of the Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.

B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have paid to B. Riley Principal Capital II $25,000 as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering upon the execution of the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder.”

Risk Factors	See “Risk Factors” beginning on page 4 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

Trading Symbol	Our Class A Common Stock is listed and traded on Nasdaq under the symbol “AIRJ.”

For additional information concerning the offering, see “Plan of Distribution (Conflict of Interest).”

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors below and those incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see the section entitled “Incorporation of Certain Information by Reference.”

It is not possible to predict the actual number of shares of Class A Common Stock, if any, we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

On March 25, 2025, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II committed to purchase up to $30 million of shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. During 2025, B. Riley Principal Capital II purchased $2.9 million of our Class A Common Stock; therefore, the remaining commitment under the Purchase Agreement as of the date of this prospectus is $27.1 million. The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time for a period until May 8, 2028 (unless the Purchase Agreement is earlier terminated) beginning on the date of initial satisfaction of the conditions contained in the Purchase Agreement.

We generally have the right to control the timing and amount of any sales of our shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Class A Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Class A Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase or Fixed Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period, Intraday Purchase Valuation Period or Fixed Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase, Intraday Purchase or Fixed Purchase (as the case may be), as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to B. Riley Principal Capital II as Purchase Shares under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Although the Purchase Agreement provides that we may in the future sell up to an aggregate of $27.1 million of our Class A Common Stock to B. Riley Principal Capital II, only 3,494,054 shares of our Class A Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II under the Purchase Agreement more than the 3,494,054 Purchase Shares being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to total remaining commitment amount under the Purchase Agreement of $27.1 million, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 3,494,054 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders. The number of shares of Class A Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to B. Riley Principal Capital II.

The sale and issuance of our Class A Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Class A Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Class A Common Stock to fall.

The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our Class A Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Class A Common Stock to fall.

The Selling Stockholder may resell all, some, or none of the shares that we sell to the Selling Stockholder subsequent to the date of this prospectus at its discretion, subject to the terms of the Purchase Agreement. Therefore, sales to the Selling Stockholder by us will result in dilution to the interests of other holders of our Class A Common Stock. Additionally, the sale of a substantial number of shares of our Class A Common Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Investors who buy shares of Class A Common Stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion to vary the timing, price and number of shares of Class A Common Stock sold to B. Riley Principal Capital II. If and when we elect to sell Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such Class A Common Stock, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may use proceeds from sales of shares of our Class A Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of shares of our Class A Common Stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A Common Stock.

THE COMMITTED EQUITY FINANCING

On March 25, 2025, we entered into the Purchase Agreement and a related registration rights agreement, dated as of March 25, 2025 (the “Registration Rights Agreement”) with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after May 8, 2025 (the “Commencement Date”), we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $30 million of shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the Commencement Date. As of March 31, 2026, we have sold 755,946 shares of Class A Common Stock to B. Riley Principal Capital II for approximately $2.9 million in the aggregate. Therefore, as of the date of this prospectus and for the remaining term of the Purchase Agreement, we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $27.1 million of incremental shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement.

Sales of Class A Common Stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 3,494,054 shares of Class A Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

We have the right, but not the obligation, from time to time at our sole discretion for a period until May 8, 2028, unless the Purchase Agreement is earlier terminated, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of shares of Class A Common Stock in one or more Market Open Purchases, Intraday Purchases and Fixed Purchases (as defined and set forth in the Purchase Agreement), by timely delivering a written Market Open Purchase Notice (as defined in the Purchase Agreement) for each Market Open Purchase, timely delivering a written Intraday Purchase Notice (as defined in the Purchase Agreement) for each Intraday Purchase, and timely delivering a written Fixed Purchase Notice (as defined in the Purchase Agreement) for each Fixed Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date (as defined in the Purchase Agreement) therefor, so long as (i) the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price (as defined in the Purchase Agreement) and (ii) all shares of Common Stock subject to all prior Market Open Purchases, all prior Intraday Purchases and all prior Fixed Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date, have been received by B. Riley Principal Capital II at such time and in the manner set forth in the Purchase Agreement.

The Company controls the timing and amount of any sales of Class A Common Stock to B. Riley Principal Capital II. Actual sales of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of Class A Common Stock in excess of 19.99% of the total Class A Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $7.21 per share (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account our payment of the Cash Commitment Fee (as defined below) to B. Riley Principal Capital II), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of Class A Common Stock in excess of the 4.99% of the outstanding shares of Class A Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of $450,000 (the “Cash Commitment Fee”), which represents 1.5% of B. Riley Principal Capital II’s $30,000,000 total aggregate purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be paid by withholding cash amounts equal to 10% of the total aggregate purchase price payable by B. Riley Principal Capital II to us in connection with each Market Open Purchase, Intraday Purchase or Fixed Purchase effected under the Purchase Agreement, until such time as B. Riley Principal Capital II shall have received from such cash withholding(s) a total aggregate amount in cash equal to $450,000. As of March 31, 2026, we have paid approximately $300,000 of the Cash Commitment Fee.

In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $7,500 per fiscal quarter.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Class A Common Stock Under the Purchase Agreement

Market Open Purchases

We have the right, but not the obligation, from time to time at our sole discretion until May 8, 2028, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Class A Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount (as defined in the Purchase Agreement), in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

●	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

●	all shares of Class A Common Stock subject to all prior Market Open Purchases, all prior Intraday Purchases and all prior Fixed Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Market Open Purchase Notice to B. Riley Principal Capital II.

The Market Open Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:

●	1,000,000 shares of Class A Common Stock; and

●	up to a certain percentage (not to exceed 25.0%), (the “Market Open Purchase Percentage”, as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in a Market Open Purchase, which we refer to as the “Market Open Purchase Share Amount”, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the volume-weighted average price (“VWAP”) of our Class A Common Stock for the applicable Market Open Purchase Valuation Period (as defined below) on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

●	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

●	such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”) for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

●	if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election (as such term is defined in the Purchase Agreement) shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that a Limit Order Discontinue Election (as defined in the Purchase Agreement) will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election (as defined in the Purchase Agreement), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

Intraday Purchases

In addition to the Market Open Purchases described above, we also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley Principal

Capital II, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period (as such term is defined in the Purchase Agreement) for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

●	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

●	all shares of Class A Common Stock subject to all prior Market Open Purchases, all prior Intraday Purchases and all prior Fixed Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

●	1,000,000 shares of Class A Common Stock; and

●	up to a certain percentage (not to exceed 25.0%) (the “Intraday Purchase Percentage”, as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount (as such term is defined in the Purchase Agreement), will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount (as such term is defined in the Purchase Agreement) and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period (as such term is defined in the Purchase Agreement) on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

●	such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;

●	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

●	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

and ending at the earliest to occur of:

●	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

●	such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Intraday Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

●	if we further specify a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Fixed Purchases

In lieu of the Market Open Purchases and Intraday Purchases described above, we also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Fixed Purchases, not to exceed the applicable Fixed Purchase Amount (as such term is defined in the Purchase Agreement), in a Fixed Purchase under the Purchase Agreement, by timely delivering a written Fixed Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Fixed Purchase, so long as:

●	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

●	all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Fixed Purchases (as applicable) effected by us under the Purchase Agreement prior to the time we deliver the Fixed Purchase Notice for such applicable Fixed Purchase to B. Riley Principal Capital II.

The Fixed Purchase Amount applicable to such Fixed Purchase will be equal to the quotient obtained by dividing:

●	$50,000; by

●	the closing sale price of the Class A Common Stock on the trading day immediately preceding the applicable Purchase Date.

On any trading day we select as the Purchase Date for a Fixed Purchase, we may only deliver one Fixed Purchase Notice to B. Riley Principal Capital II for such Purchase Date. In any one-year period beginning on the Commencement Date and on each anniversary of the Commencement Date until the termination of the Purchase Agreement, we may not deliver to B. Riley Principal Capital II more than two-hundred (200) Fixed Purchase Notices for a Fixed Purchase of an aggregate of $10,000,000 worth of Purchase Shares.

The number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in a Fixed Purchase is subject to adjustment to the extent necessary to give effect to applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Fixed Purchase Share Amount in a Fixed Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP calculated during the Fixed Purchase Valuation Period (as such term is defined in the Purchase Agreement) less a fixed 5.0% discount to such VWAP. The Fixed Purchase Valuation Period for a Fixed Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Fixed Purchase, and ending at 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date.

For purposes of calculating the volume of shares of Class A Common Stock traded during a Fixed Purchase Valuation Period, the following transactions are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Fixed Purchase and (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Fixed Purchase.

In the case of Market Open Purchases, Intraday Purchases and Fixed Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase, an Intraday Purchase or a Fixed Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Market Open Purchase, Intraday Purchase or Fixed Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Market Open Purchase, Intraday Purchase and/or Fixed Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Market Open Purchase, Intraday Purchase and/or Fixed Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of Class A Common Stock purchased by B. Riley Principal Capital II in such Market Open Purchase, Intraday Purchase and/or Fixed Purchase, as applicable.

The payment for, against delivery of, shares of Class A Common Stock purchased by B. Riley Principal Capital II in any Market Open Purchase, any Intraday Purchase or any Fixed Purchase under the Purchase Agreement will be fully settled on the trading day immediately following the applicable Purchase Date for such Market Open Purchase, such Intraday Purchase or such Fixed Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each Purchase

B. Riley Principal Capital II’s obligation to accept Market Open Purchase Notices, Intraday Purchase Notices and Fixed Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Market Open Purchases, Intraday Purchases and Fixed Purchases under the Purchase Agreement, are subject to the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Market Open Purchase, Intraday Purchase and Fixed Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions include the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Class A Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Common Stock for offering or sale in any jurisdiction;

●	FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

●	trading in the Class A Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Class A Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Class A Common Stock;

●	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the shares of Class A Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Class A Common Stock is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

●	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●	the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	May 8, 2028;

●	the date on which B. Riley Principal Capital II shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $30,000,000;

●	the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;

●	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

●	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as such term is defined in the Purchase Agreement) involving our company;

●	if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

●	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

●	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of Class A Common Stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or

●	trading in the Class A Common Stock on Nasdaq (or if the Class A Common Stock is then listed on an Eligible Market, trading in the Class A Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Market Open Purchase, any pending Intraday Purchase and any pending Fixed Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Market Open Purchase, any pending Intraday Purchase, any pending Fixed Purchase, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Market Open Purchase, any pending Intraday Purchase and any pending Fixed Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by B. Riley Principal Capital II

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II will engage in or effect, directly or indirectly, for its own principal account or for the principal account of any such entity managed or controlled by B. Riley Principal Capital II, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price.

Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders

The Purchase Shares to be issued or sold by us to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. The 3,494,054 Purchase Shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares of Class A Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Class A Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase or Fixed Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period, Intraday Purchase Valuation Period or Fixed Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase, Intraday Purchase or Fixed Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that B. Riley Principal Capital II will be required to pay for any Purchase Shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to B. Riley Principal Capital II under the Purchase Agreement. As of June 8, 2026, there were 72,400,588 shares of our Class A Common Stock outstanding, of which 40,243,987 shares were held by non-affiliates of our company. If all of the 3,494,054 shares of Class A Common Stock offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 4.8% of the total number of outstanding shares of Class A Common Stock and approximately 8.7% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of June 8, 2026.

Although the Purchase Agreement provides that we may sell an incremental amount of $27.1 million of our Class A Common Stock to B. Riley Principal Capital II, only 3,494,054 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 3,494,054 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $4.64, representing the closing sale price of our Class A Common Stock on Nasdaq on June 8, 2026, we would receive approximately $16.2 million in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may in the future need to register under the Securities Act additional shares of our Class A Common Stock for resale by B. Riley Principal Capital II which, together with the 3,494,054 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Class A Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $27.1 million maximum aggregate remaining purchase commitment available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 3,494,054 shares of Class A Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 3,494,054 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Class A Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement. The issuance of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of Class A Common Stock (which are being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus) to B. Riley Principal Capital II as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to B. Riley Principal Capital II(2)	Gross Proceeds from the Sale of Purchase Shares to B. Riley Principal Capital II Under the Purchase Agreement
$3.00		3,494,054	4.6%	$10,482,162
$4.00		3,494,054	4.6%	$13,976,216
$4.64	(3)	3,494,054	4.6%	$16,212,411
$6.00		3,494,054	4.6%	$20,964,324
$7.00		3,494,054	4.6%	$24,458,378

(1)	Although the Purchase Agreement provides that we may sell an incremental amount of up to $27.1 million of our Class A Common Stock to B. Riley Principal Capital II, we are only registering 3,494,054 Purchase Shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of Class A Common Stock we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement. We will not issue more than an aggregate of 11,206,641 shares of our Class A Common Stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $7.21 per share (in which case the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement). The number of shares to be issued as set forth in this column is without regard for the Beneficial Ownership Limitation.

(2)	The denominator is based on 72,400,588 shares of Class A Common Stock outstanding as of June 8, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our Class A Common Stock on Nasdaq on June 8, 2026.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the Selling Securityholders to resell their shares of Class A Common Stock. All of the Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus and any applicable prospectus supplement will be resold by the Selling Stockholder for its accounts. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder.

We may receive an incremental amount of up to $27.1 million aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Class A Common Stock to B. Riley Principal Capital II after the date of this prospectus. See the section titled “The Committed Equity Financing” in this prospectus for more information.

All of the Class A Common Stock offered by the PIPE Investors pursuant to this prospectus and any applicable prospectus supplement will be sold by the PIPE Investors for their respective accounts. We will not receive any proceeds from the sale of shares of Class A Common Stock by the PIPE Investors.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

We will bear all costs, expenses and fees in connection with the registration of the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in the offering of the Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have paid to B. Riley Principal Capital II $25,000 as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering upon the execution of the Purchase Agreement and the Registration Rights Agreement. See the section titled “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” in this prospectus for more information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Securityholders under this prospectus as the price will be determined by the prevailing public market price for shares of the Class A Common Stock, by negotiations between the Selling Securityholders and the buyers of the Class A Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING SECURITYHOLDERS

Selling Stockholder

This prospectus relates in part to the offer and sale by B. Riley Principal Capital II of up to 3,494,054 shares of our Class A Common Stock that may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Class A Common Stock included in this prospectus, see the section titled “The Committed Equity Financing” above. We are registering the shares of our Class A Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on March 25, 2025 in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our Class A Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of June 8, 2026. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Class A Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our Class A Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 72,400,588 shares of our Class A Common Stock outstanding on June 8, 2026. Because the purchase price to be paid by the Selling Stockholder for shares of our Class A Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more Market Open Purchases, one or more Intraday VWAP Purchases and/or one or more Fixed VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Class A Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to	Number of Shares of Class A Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)	this Prospectus	Number	Percent
B. Riley Principal Capital II, LLC(4)	3,494,054	4.8%	3,494,054	0	-

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Class A Common Stock beneficially owned prior to the offering all of the shares that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Market Open Purchases, the Intraday VWAP Purchases and the Fixed VWAP Purchases of our Class A Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Class A Common Stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Class A Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Class A Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Class A Common Stock purchased by B. Riley Principal Capital II under the Purchase Agreement equals or exceeds $7.21 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 72,400,588 shares of our Class A Common Stock outstanding as of June 8, 2026.

(3)	Assumes the sale of all shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

(4)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly owned subsidiary of B. Riley Securities Holdings, LLC (“BRSH”). As a result, BRSH may be deemed to indirectly beneficially own securities held of record by BRPC II. BRSH expressly disclaims beneficial ownership of securities held of record by BRPC II, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by BRPC II are made by majority vote of an investment policy committee of BRPC II composed of three individuals, each of whom is not involved in the management of BRSH and at least two of whom are not affiliates or associated persons of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and member of FINRA, and a wholly owned subsidiary of BRSH. We have been advised that neither BRSH nor BRPC II is a FINRA member or an independent broker-dealer. Because each of BRPC II and BRS is a wholly owned subsidiary of BRSH, BRPC II is deemed to be an affiliate of BRS. BRS will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the Selling Stockholder” for more information about the relationship between BRPC II and BRS.

PIPE Investors

This prospectus also relates in part to the offer and sale by the PIPE Investors of an aggregate of up to 3,724,874 shares of our Class A Common Stock. We are registering the shares of our Class A Common Stock included in this prospectus pursuant to the provisions of the PIPE Subscription Agreements in order to permit the PIPE Investors to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the PIPE Subscription Agreements, and as set forth in this section and in the section titled “Plan of Distribution (Conflict of Interest) - Offer and Resale of Class A Common Stock by the PIPE Investors” in this prospectus, the PIPE Investors have not had any material relationship with us within the past three years.

The PIPE Investors may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus. In this prospectus, the term “PIPE Investors” includes (i) the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named PIPE Investors.

The table below sets forth, as of the date of this prospectus, the name of the PIPE Investor for which we are registering Class A Common Stock for resale to the public, and the aggregate principal amount that the PIPE Investors may offer pursuant to this prospectus. In accordance with SEC rules, the entities below are shown as having beneficial ownership over the securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Class A Common Stock, which a person has the right to acquire within 60 days of the date of this prospectus, are included both in that person’s beneficial ownership as well as in the total number of Class A Common Stock issued used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.

We cannot advise you as to whether the PIPE Investors will in fact sell any or all of such securities. In addition, the PIPE Investors may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

PIPE Investor information for each additional PIPE Investor, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such PIPE Investor’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each PIPE Investor and the number of securities registered on its behalf. A PIPE Investor may sell all, some or none of such securities in this offering. See “Plan of Distribution (Conflict of Interest) - Offer and Sale of Class A Common Stock by the PIPE Investors.”

The information in the table below is based upon information provided by the PIPE Investors.

	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to	Number of Shares of Class A Common Stock Beneficially Owned After Offering(2)
Name of Selling Securityholder	Number	Percent(1)	this Prospectus	Number	Percent
GE Vernova Ventures LLC	1,844,517	3%	1,256,282	588,235	1%
Alyeska Master Fund, L.P.(3)	628,140	1%	628,140	0	—
Brian Hogan	996,631	1%	502,513	494,118	1%
Alpine Partners (BVI), L.P.(4)	251,257	0%	251,257	0	—
Lynwood Opportunities Master Fund(5)	125,628	0%	125,628	0	—
Paul Gaynor(6)	293,275	0%	125,628	167,647	0%
Shares held by Charles S. Morrison II and Nancy W. Morrison(7)	402,099	0%	125,628	276,471	0%
Glide Direct Series LLC	127,940	0%	87,940	40,000	0%
Green Turtle Partners, LP(8)	75,376	0%	75,376	0	—
Tiburon Opportunity Fund LP(9)	75,000	0%	75,000	0	—
Kevin Conroy	92,226	0%	62,814	29,412	0%
Matt Dillig	62,814	0%	62,814	0	—
Ernest W. Moody Revocable Trust(10)	50,251	0%	50,251	0	—
Covington Partners, LP(11)	37,688	0%	37,688	0	—
Funds managed by Empery Asset Management, LP(12)	56,190	0%	56,190	0	—
Andrew Ritch	54,538	0%	25,126	29,412	0%
Chris Blake	36,891	0%	25,126	11,765	0%
Mark Engler	33,626	0%	25,126	8,500	0%
Maury L. Fertig Trust(13)	86,626	0%	25,126	61,500	0%
Oyster Creek Capital Partners, LLC	90,420	0%	25,126	65,294	0%
S2 Partners, LP(14)	25,125	0%	25,125	0	—
North Shore Acquisitions, LLC	46,975	0%	12,563	34,412	0%
Oak Hill Capital, LLC	60,475	0%	12,563	47,912	0%
Scott Widham(15)	107,170	0%	12,563	94,607	0%
BWS Financial Inc.(16)	7,000	0%	7,000	0	—
Robert P. O’Hara(17)	108,676	0%	6,281	102,395	0%

(1)	Applicable percentage ownership is based on 72,400,588 shares of our Class A Common Stock outstanding as of June 8, 2026.

(2)	Assumes the sale of all shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

(3)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Alyeska Master Fund”), has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The business address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(4)	The aforementioned shares are held directly by Alpine Partners (BVI), L.P. (“Alpine BVI”) for Alpine Global Management, LLC, its equity holder. As such, Alpine Global Management, LLC may be deemed to exercise voting and investment discretion over securities held by Alpine BVI. The business address of the aforementioned parties is c/o Alpine Global Management, LLC, 140 Broadway, 38th Floor, New York, NY 10005.

(5)	The business address of Lynwood Opportunities Master Fund is FG Services Ltd, #2206, Cassia Court, 72 Market St., Camana Bay P.O. Box 30869, Grand Cayman, KY1-1204, Cayman Islands.

(6)	Mr. Gaynor served as a member of the board of directors of XPDB until the consummation of the Business Combination.

(7)	Charles S. Morrison II and Nancy W. Morrison, as trustees of the Charles S. Morrison II Revocable Trust dated November 14, 2019 as amended, each have voting and/or dispositive power over the holdings of such entity.

(8)	Voting and dispositive power over securities owned by Green Turtle Partners, LP is held by J. Storey Charbonnet, as managing member of Green Turtle Partners, LP. The business address of Green Turtle Partners, LP is 639 Loyola Ave, Suite 2775, New Orleans, Louisiana 70113.

(9)	The business address of Tiburon Opportunity Fund LP is Bortel Investment Management, LLC, 13313 Point Richmond Beach, Rd. NW, Gig Harbor, Washington 98332.

(10)	Ernest W. Moody, as trustee of the Ernest W. Moody Revocable Trust dated January 14, 2009, has voting and/or dispositive power over the holdings of such entity. The business address of the Ernest W Moody Revocable Trust is 5220 Haven St., Hangar 7, Las Vegas, Nevada 89129.

(11)	Covington Partners LP is controlled by Storey Charbonnet. The business address of Covington Partners, LP is 639 Loyola Ave, Suite 2775, New Orleans, Louisiana 70113.

(12)	Empery Asset Management LP, the authorized agent of each of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”), has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. Each of the Empery Funds and each of Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares. The business address of each of the Empery Funds is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(13)	Maury L. Fertig, as trustee of the Maury L. Fertig Trust dated May 9, 2011, has voting and/or dispositive power over the holdings of such entity.

(14)	The business address of S2 Partners, LP is 5020 Colonial Drive, Golden Valley, Minnesota 55416.

(15)	Mr. Widham served as a member of the board of directors of XPDB until the consummation of the Business Combination.

(16)	The business address of BWS Financial Inc. is 20121 Ventura Blvd, #305, Woodland Hills, California 91364.

(17)	Mr. O’Hara served as Vice President of XPDB until the consummation of the Business Combination.

DESCRIPTION OF SECURITIES OF AIRJOULE

The following description summarizes certain terms of our Third Amended and Restated Certificate of Incorporation (the “Charter”), our Third Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL. Our purpose is to engage in any lawful activity for which corporations may now or hereafter be organized under the DGCL.

Authorized and Outstanding Stock

The total amount of AirJoule authorized capital stock consists of 600,000,000 shares of Class A Common Stock, par value $0.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). No shares of Preferred Stock are outstanding.

Common Stock

Class A Common Stock

Voting Power

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held for record in person or by proxy on all matters submitted to a vote of the stockholders of Class A Common Stock, whether voting separately as a class or otherwise. Our Class A Common Stock does not have cumulative voting rights.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board in accordance with applicable law.

The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company and payment thereof will be subject to the discretion of the Board. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of the business, and therefore does not anticipate declaring or paying any cash dividends on capital stock of the Company in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time.

Liquidation, Dissolution and Winding Up

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders will be distributed among the holders of the then outstanding Class A Common Stock of the Company pro rata in accordance with the number of shares of Class A Common Stock of the Company held by each such holder.

Preemptive or Other Rights

The holders of Class A Common Stock will not have pre-emptive or conversion rights or other subscription rights. There will not be any redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Preferred Stock

Under the terms of the Charter, the Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. The Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the stockholders of the Company. The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the Board of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds (66 and ⅔%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of AirJoule may be discouraged or prevented.

Charter and Bylaws

The Charter and the Bylaws will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of Company common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Charter provides that the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Company capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, the Charter provides that only the chairperson of Board, the Chief Executive Officer or the President of the Company may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Company capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, the Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in the Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Company and (b) provide any updates or supplements to such notice at the times and in the forms required by the Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the corporation; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws

The Bylaws may be amended or repealed by the Board. In addition to any vote of the holders of any class or series of stock of the Company required by applicable law or by the Charter or the Bylaws, the adoption, amendment or repeal of the Bylaws shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of holders of at least sixty-six and two-thirds percent (66⅔%) of the total voting power of the then outstanding shares entitled to vote thereon, voting together as a single class, would be required to amend certain provisions of the Charter.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. The Company has entered into customary indemnification agreements with each of its directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter includes provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Company’s rights and the rights of the Company’s stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates.

Forum Selection

The Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, stockholders or employees, (iii) any claim against the Company arising under its charter, bylaws or the DGCL or (iv) any claim against the Company governed by the internal affairs doctrine. The Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of Article VIII of the Charter shall not apply to any suits brought to enforce any liability or duty created by the Exchange Act, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our Class A Common Stock is listed on Nasdaq under the symbol “AIRJ,” and our Public Warrants are listed on Nasdaq under the symbol “AIRJW.”

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not maintained, warrant holders may, until such time as there is an effective and current registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis, and the warrants may have no value and expire worthless. In the event, however, of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average last reported sale price of the shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. The warrants will expire on March 14, 2029 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, unless we have elected to require warrant holders to exercise such warrants on a cashless basis, we will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of the Class A Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of the Class A Common Stock is available throughout the 30-day redemption period.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Company’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the Company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Unless we have elected to require warrant holders to exercise the warrants on a cashless basis, any such exercise would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued).

The Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average last reported sale price of the shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AirJoule. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder (i) to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the IPO prospectus, or (ii) to add or change any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants. The warrant agreement requires the approval, by written consent, of the holders of at least 50% of the then outstanding Public Warrants in order to make any change that adversely affects the rights of the registered holders.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock issued and outstanding.

No fractional share of Class A Common Stock will be issued upon the exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be redeemable by the Company. Except for not being redeemable by the Company and as otherwise described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants multiplied by the excess of the “10 day average closing price” (defined below) as of the date prior to the date on which notice of exercise is sent or given to the warrant agent, less the warrant exercise price by (y) the 10 day average closing price. The “10 day average closing price” means, as of any date, the average last reported sale price (defined below) of the shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to such date. “Last reported sale price” means the last reported sale price of the Class A Common Stock on the date on which the notice of exercise of the warrant is sent to the warrant agent.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

Offer and Resale of Class A Common Stock by the Selling Stockholder

This prospectus relates in part to the offer and sale of up to 3,494,054 shares of our Class A Common Stock by the Selling Stockholder, B. Riley Principal Capital II. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the offer and sale by B. Riley Principal Capital II of up to 3,494,054 shares of our Class A Common Stock that may be issued by us to B. Riley Principal Capital II pursuant to the Purchase Agreement. For the avoidance of doubt, B. Riley Principal Capital II is not involved in the offer and sale of Class A Common Stock by the PIPE Investors, and is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to such offerings.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Class A Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Class A Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Class A Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in the offering of the Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. While we are not obligated to pay any such fees or expense reimbursement directly to Seaport, we have paid to B. Riley Principal Capital II $25,000 in cash upon execution of the Purchase Agreement and the Registration Rights Agreement as reimbursement of a portion of the fees and expenses payable by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in connection with this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement paid by B. Riley Principal Capital II to Seaport for acting as the qualified independent underwriter in this offering, including $25,000 reimbursement from us for a portion of the fees and expenses of Seaport paid by B. Riley Principal Capital II, are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Class A Common Stock covered by this prospectus by the Selling Stockholder.

As consideration for its irrevocable commitment to purchase our Class A Common Stock at our direction under the Purchase Agreement, we have agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of $450,000, which is equal to 1.5% of B. Riley Principal Capital II’s $30,000,000 total dollar amount purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be paid over time by B. Riley Principal Capital II withholding cash amounts equal to 10% of the total aggregate purchase price payable by B. Riley Principal Capital II to us in connection with each purchase of shares of our Class A Common Stock effected under the Purchase Agreement, until such time as B. Riley Principal Capital II shall have received from such cash withholding(s) (and any other cash payment(s) from us to B. Riley Principal Capital II that do not arise from any such cash withholding(s) that we direct B. Riley Principal Capital II to apply towards payment of the Cash Commitment Fee), a total aggregate amount in cash equal to $450,000, representing the entire Cash Commitment Fee payable to B. Riley Principal Capital II pursuant to this Agreement. In accordance with FINRA Rule 5110, the Cash Commitment Fee is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public. As of March 31, 2026, we have paid approximately $300,000 of the Cash Commitment Fee.

In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday VWAP Purchases under the Purchase Agreement, and the 5.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Fixed VWAP Purchases under the Purchase Agreement, in each case are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We estimate that the total expenses for the offering will be approximately $0.3 million.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II, engaged in or effected, in any manner whatsoever, directly or indirectly, for B. Riley Principal Capital II’s own principal account or for the principal account of any such entity managed or controlled by B. Riley Principal Capital II, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Common Stock or any hedging transaction, which establishes a net short position with respect to our Class A Common Stock that remained in effect as of the date of the Purchase Agreement. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, any of its officers, or any entity managed or controlled by B. Riley Principal Capital II, will enter into or effect, directly or indirectly, any of the foregoing transactions for B. Riley Principal Capital II’s own principal account or for the principal account of any such entity managed or controlled by B. Riley Principal Capital II.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

The offering of up to 3,494,054 shares of our Class A Common Stock for sale by the Selling Stockholder to which this prospectus in part relates will terminate on the date that all shares of our Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus have been sold by the Selling Stockholder.

Our Class A Common Stock is currently listed on Nasdaq under the symbol “AIRJ.”

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the Cash Commitment Fee, (ii) the 3.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday VWAP Purchases under the Purchase Agreement, (iii) the 5.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Fixed VWAP Purchases under the Purchase Agreement, (iv) our reimbursement of B. Riley Principal Capital II’s legal fees up to $190,000 in the aggregate ($100,000 upon execution of the Purchase Agreement and $7,500 per fiscal quarter for the maximum three year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (v) the cash payment of $25,000 payment we have agreed to pay or cause to be paid to B. Riley Principal Capital II as reimbursement for a portion of the fees and expenses of Seaport, the qualified independent underwriter in the offering of the Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus, which are payable by B. Riley Principal Capital II to Seaport.

The total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, will not exceed 8.0% of the maximum aggregate offering price of all shares of our Class A Common Stock that may be resold by B. Riley Principal Capital II to the public through this prospectus. Accordingly, the total amount of any specific item of underwriting compensation described herein that may be received by any participating FINRA member in connection with this offering shall, in each case, be subject to the limitation on the total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, described in the immediately preceding sentence.

Offer and Resale of Class A Common Stock by the PIPE Investors

This prospectus also relates in part to the offer and sale of up to 3,724,874 shares of our Class A Common Stock by the PIPE Investors (including their donees, pledgees, transferees and other successors-in-interest) named in this prospectus.

We will not receive any proceeds from any sale by the PIPE Investors of the Class A Common Stock being registered for sale hereunder. We will bear all costs, expenses and fees in connection with the registration of the Class A Common Stock offered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and fees and expenses of our independent registered public accountants. The PIPE Investors will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The PIPE Investors may offer and sell, from time to time, some or all of the Class A Common Stock to which this prospectus relates in part. As used herein, “PIPE Investors” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling shares of Class A Common Stock received after the date of this prospectus from the PIPE Investors. We have registered the shares of Class A Common Stock to which this prospectus relates in part for offer and sale so that those shares may be freely sold to the public by the PIPE Investors. Registration of the shares of Class A Common Stock to which this prospectus relates in part does not mean, however, that those shares necessarily will be offered or resold by the PIPE Investors.

Sales of the Class A Common Stock offered hereby may be effected by the PIPE Investors from time to time in one or more types of transactions (which may include block transactions), including but not limited to, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the PIPE Investors may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the PIPE Investors and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The PIPE Investors have not advised us that they have entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Class A Common Stock to which this prospectus relates in part.

In addition, a PIPE Investor that is an entity may elect to make a pro rata in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable shares of Class A Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of Class A Common Stock acquired in the distribution.

There can be no assurance that the PIPE Investors will sell all or any of the Class A Common Stock offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 of the Securities Act, if available, or in other transactions exempt from registration, rather than pursuant to this prospectus.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The PIPE Investors may enter into hedging transactions with broker-dealers or other financial institutions; provided that the April 2025 PIPE Holders may not enter into such hedging transactions prior to October 22, 2025, pursuant to the April 2025 PIPE Subscription Agreements. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock offered hereby in the course of hedging positions they assume with the PIPE Investors. The PIPE Investors may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

A PIPE Investor may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any PIPE Investor or borrowed from any PIPE Investor or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any PIPE Investor in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any PIPE Investor may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

LEGAL MATTERS

The validity of the securities of AirJoule offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of AirJoule Technologies Corporation as of and for the year ended December 31, 2025, incorporated by reference in this prospectus and in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of AirJoule Technologies Corporation as of and for the year ended December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of AirJoule, LLC as of December 31, 2025 incorporated by reference in this prospectus and in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of AirJoule, LLC as of and for the period from January 5, 2024 (inception) to December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at www.airjouletech.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference certain of the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to the documents containing that information. Any information contained in a document incorporated by reference herein shall be deemed to be part of this prospectus modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus or in a document previously incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2026.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on January 13, 2026, January 14, 2026, February 17, 2026 and June 1, 2026.

●	The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus is filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, are incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish, without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference (without such documents’ exhibits). You may request a copy of any or all of these filings at no cost, by writing or calling us at:

AirJoule Technologies Corporation
34361 Innovation Drive
Ronan, Montana 59864
(800) 942-3083
Attention: Chief Legal Officer

Copies of certain information filed by us with the SEC, including our annual report and quarterly reports, are also available on our website at www.airjouletech.com/investors/. Our website and the information contained on our website or that can be accessed through our website are not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.